Exhibit 5



                                  June 26, 2000


Visteon Corporation
5500 Auto Club Drive
Dearborn, MI  48126

Ladies & Gentlemen:

          This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Visteon Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 13,000,000 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), relating to the Visteon Corporation 2000 Long-Term Incentive Plan (the "Plan").

          As Secretary and General Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

          Based upon the foregoing, it is my opinion that:

          1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

          2. All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued by the Company in the manner contemplated in the Plan, will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan (but not less than the par value thereof).

          I hereby consent to the use of this opinion a Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ Stacy L. Fox

                                        Stacy L. Fox
                                        Senior Vice President, General Counsel
                                            and Secretary